                                                                   EXHIBIT 99.6

                            PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial statements presented below give effect to the acquisition of LeGroupe Forex Inc. ("Forex") and related financing transactions as if they had been consummated on June 30, 1999, in the case of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, and at the beginning of the periods presented, in the case of the Pro Forma Condensed Consolidated Statements of Income. The Forex historical financial data included in the unaudited pro forma financial statements has been adjusted to conform to generally accepted accounting principles in the United States. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1998 presented below does not give effect to the acquisition by Louisiana-Pacific Corporation ("Louisiana-Pacific") of ABT Building Products Corporation, which was consummated on February 25, 1999, and related financing transactions, or to the buyout by Forex of a joint venture partner's 50% interest in a Forex subsidiary, which was consummated on April 13, 1999. These unaudited pro forma financial statements should be read in conjunction with the consolidated financial statements (including the notes thereto) included in Louisiana-Pacific's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999. These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of what Louisiana-Pacific's actual financial position or results of operations would have been had such transactions been consummated on such date or of the financial position or results of operations that may be reported by Louisiana-Pacific in the future.

                 LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           (IN MILLIONS OF US DOLLARS)


                                                                  AS OF JUNE 30, 1999
                                         ---------------------------------------------------------------------------

                                                                                      PRO FORMA
ASSETS                                          L-P                 FOREX            ADJUSTMENTS        PRO FORMA
                                          ----------------    ----------------     --------------     --------------

Cash and cash equivalents                $           152.9    $           66.7     $                 $         219.6
Accounts receivable, net                             204.2                22.7                                 226.9
Inventories                                          239.7                26.7            6.2(c)(d)            272.6
Prepaid expenses                                      19.6                 2.0                                  21.6
Income tax refunds receivable                            -                   -                                     -
Deferred income taxes                                121.8                   -                                 121.8
                                          ----------------    ----------------     --------------     --------------
     Total current assets                            738.2               118.1            6.2                  862.5

Timber and Timberlands                               498.4                 1.9          112.8(c)(d)            613.1

Net property, plant and equipment                  1,010.9               214.7           68.1(c)(d)          1,293.7

Goodwill, net of amortization                        132.9                   -          289.7(b)               422.6
Notes receivable from asset sales                    403.8                   -                                 403.8
Other assets                                          30.0                 6.3            0.8(c)                37.1
                                          ----------------    ----------------     --------------     --------------

     TOTAL ASSETS                         $        2,814.2    $          341.0     $    477.6         $      3,632.8
                                          ----------------    ----------------     --------------     --------------
                                          ----------------    ----------------     --------------     --------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt         $           23.2    $            5.8     $     33.5(b)      $         62.5
Short-term notes payable                                 -                   -                                     -
Accounts payable and accrued                         270.2                24.7                                 294.9
liabilities
Current portion of contingency reserves              205.0                   -                                 205.0
Income taxes payable                                  13.4                 7.1                                  20.5
                                          ----------------    ----------------     --------------     --------------
     Total current liabilities                       511.8                37.6           33.5                  582.9

Limited recourse notes payable                       396.5                   -                                 396.5
Other debt                                           181.6               143.5          485.1(a)(b)            810.2
                                          ----------------    ----------------     --------------     --------------
     Total long-term debt, excluding
     Current portion                                 578.1               143.5          485.1                1,206.7

Contingency reserves, excluding
current portion                                      102.9                   -                                 102.9
Deferred income taxes and other                      301.8                50.2           68.7(d)               420.7

Stockholders' equity:                              1,319.6               109.7         (109.7)(a)(b)         1,319.6
                                          ----------------    ----------------     --------------     --------------

     TOTAL LIABILITIES & STOCKHOLDERS'
     EQUITY                               $        2,814.2    $          341.0     $    477.6         $      3,632.8
                                          ----------------    ----------------     --------------     --------------
                                          ----------------    ----------------     --------------     --------------

See notes to unaudited pro forma condensed consolidated information.


                 LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1998
             (IN MILLIONS OF US DOLLARS, EXCEPT PER SHARE DATA WHICH
                               ARE IN US DOLLARS)


                                                                                   PRO FORMA
                                               L-P                 FOREX          ADJUSTMENTS           PRO FORMA
                                          -------------------------------------------------------------------------
Net Sales                                $         2,297.1    $          122.3     $                 $      2,419.4
                                          ----------------    ----------------     --------------     --------------

COSTS AND EXPENSES:


Cost of sales                                      1,853.8                74.3            6.2(e)            1,934.3
Depreciation, amortization & depletion               185.4                11.9           27.1(c)              224.4
Selling and administrative                           183.3                 6.9                                190.2
Settlements and other unusual items,                  47.8                   -                                 47.8
net
Interest expense                                      37.5                 8.8           28.2(a)(b)            74.5
Interest Income                                      (24.7)               (0.9)                              (25.6)
                                          ----------------    ----------------     --------------     --------------
     Total costs and expenses                      2,283.1               101.0           61.5               2,445.6
                                          ----------------    ----------------     --------------     --------------

Income (loss) before taxes and
minority interest                                     14.0                21.3          (61.5)              1,132.4

Provision (benefit) for income taxes                  15.8                11.1          (16.9)(d)              10.0

Minority interest in income (loss) of
consolidated subsidiary                               (3.8)                0.3                                (3.5)
Equity in earnings of unconsolidated
subsidiary                                               -                 7.1                                  7.1
                                          ----------------    ----------------     --------------     --------------

NET INCOME (LOSS)                         $            2.0    $           17.0     $    (44.6)        $       (25.6)
                                          ----------------    ----------------     --------------     --------------
                                          ----------------    ----------------     --------------     --------------
NET INCOME (LOSS) PER SHARE
     BASIC AND DILUTED                    $           0.02                                            $       (0.24)
                                          ----------------                                            --------------
                                          ----------------                                            --------------

Average shares of common stock
(millions) - basic                        $          108.4                                            $       108.4
                                          ----------------                                            --------------
                                          ----------------                                            --------------
Average shares of common stock
(millions) - diluted                      $          108.6
                                          ----------------
                                          ----------------


See notes to unaudited pro forma condensed consolidated information.

                 LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
             (In millions of US dollars, except per share data which
                               are in US dollars)


                                                                                    PRO FORMA
                                                 L-P                FOREX           ADJUSTMENTS         PRO FORMA
                                         ---------------------------------------------------------------------------
Net Sales                                $         1,368.6    $          126.4     $                 $       1,495.0
                                          ----------------    ----------------     --------------     --------------

COSTS AND EXPENSES:

Cost of sales                                        999.0                60.5            6.2(e)             1,065.7
Depreciation, amortization & depletion                88.5                 7.2           13.6(c)               109.3
Selling and administrative                           100.6                 3.6                                 104.2
Settlements and other unusual items,                  (5.2)                  -                                  (5.2)
net
Interest expense                                      20.1                 6.0           14.1(a)(b)             40.2
Interest income                                      (19.2)               (0.7)                                (19.9)
                                          ----------------    ----------------     --------------     --------------
     Total costs and expenses                      1,183.8                76.6           33.9                1,294.3
                                          ----------------    ----------------     --------------     --------------

Income (loss) before taxes and
minority interest                                    184.8                49.8          (33.9)                 200.7

Provision (benefit) for income taxes                  73.2                16.6           (9.6)(d)               80.2

Minority interest in income (loss) of
consolidated subsidiaries                             (0.5)                  -                                  (0.5)
Equity in earnings of unconsolidated
subsidiary                                               -                 2.6                                   2.6
                                          ----------------    ----------------     --------------     --------------

NET INCOME (LOSS)                         $          112.1    $           35.8     $    (24.3)        $        123.6
                                          ----------------    ----------------     --------------     --------------
                                          ----------------    ----------------     --------------     --------------

NET INCOME (LOSS) PER SHARE
     BASIC AND DILUTED                    $           1.05                                            $         1.16
                                          ----------------                                            --------------
                                          ----------------                                            --------------
AVERAGE SHARES OF COMMON STOCK
(MILLIONS) - BASIC                        $          106.4                                            $        106.4
                                          ----------------                                            --------------
                                          ----------------                                            --------------
AVERAGE SHARES OF COMMON STOCK
(MILLIONS) - DILUTED                      $          106.6
                                          ----------------
                                          ----------------


See notes to unaudited pro forma condensed consolidated information.

                          LOUISIANA-PACIFIC CORPORATION

                          NOTES TO PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

1.  BASIS OF PRESENTATION

          The pro forma condensed consolidated balance sheet and the pro forma condensed consolidated income statements are based upon the consolidated financial statements of Le Groupe Forex Inc. and subsidiaries ("Forex"), adjusted to conform to generally accepted accounting principles in the United States, and of Louisiana-Pacific Corporation and subsidiaries ("Louisiana-Pacific").

          The pro forma condensed consolidated financial statements have been prepared by Louisiana-Pacific management by applying the purchase accounting method to the acquisition in accordance with generally accepted accounting principles. The pro forma condensed consolidated financial statements may not be indicative of results that actually would have occurred if the proposed acquisition had taken place on the dates indicated, or the actual results to be expected in the future.

         The accounting policies used in the preparation of the pro forma condensed consolidated financial statements are those of Louisiana-Pacific and Forex as detailed in the notes to their respective audited financial statements for the year ended December 31, 1998. These pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Louisiana-Pacific and Forex for the year ended December 31, 1998.

2.  PRO FORMA ASSUMPTIONS

          The pro forma condensed consolidated balance sheet gives effect to the acquisition by Louisiana-Pacific of all the outstanding shares of Forex as if the acquisition occurred on June 30, 1999. The pro forma condensed consolidated income statements give effect to the acquisition by Louisiana-Pacific of all the outstanding shares of Forex as if the acquisition had occurred at the beginning of the periods presented.

         No adjustments have been made to these pro forma condensed consolidated financial statements to reflect the operating synergies that are expected to result from this acquisition or any integration costs which may be incurred. No adjustments have been made to reflect possible favorable tax treatment of certain items associated with this transaction.

         The Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1998 does not give effect to the purchase of ABT Building Products, Inc. by Louisiana-Pacific, which was consummated on February 25, 1999, and related financing transactions, or to the buyout by Forex of a joint venture partner's 50% interest in a Forex subsidiary, which was consummated on April 13, 1999.

         Except where expressed in Canadian dollars, all Canadian dollar amounts have been converted to U.S. dollar amounts on the basis of exchange rates in effect on June 30, 1999 in the pro forma balance sheet and on the basis of the daily average exchange rates in effect during the periods presented in the pro forma statements of income. All dollar amounts are stated in U.S. dollars unless otherwise noted.

                          LOUISIANA-PACIFIC CORPORATION

                          NOTES TO PRO FORMA CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                   (UNAUDITED)

3.  PRO FORMA ADJUSTMENTS - BALANCE SHEET

          The following pro forma adjustments have been made to the unaudited pro forma condensed consolidated balance sheet:

          (a) Adjustment to reflect the assumed conversion of the debt component of Forex's convertible debentures of $9.2 million into equity.

          (b) Adjustment to reflect the purchase of Forex shares by Louisiana-Pacific. For each common share of Forex acquired, the holder had the option to receive:

                    Option 1 - Cdn. $33.00 cash.

                    Option 2 - Cdn. $33.00 payable in five installments,
                     together with interest thereon.

                    Option 3 - A combination of Option 1 and Option 2.

          (c) Adjustment to reflect the estimated fair value of net assets of Forex, with the remainder of the purchase price allocated to goodwill.

          (d) Adjustment to reflect the estimated deferred tax impact of the increased carrying value of inventory, timber, timberlands and fixed assets.

          The total purchase price is assumed to be approximately $521.1 million, including $6.0 million of estimated financial advisory fees, printing costs, legal fees, accounting fees and other costs of the transaction. The entire purchase price is assumed to be debt financed by Louisiana-Pacific through a combination of notes payable issued to Forex shareholders and borrowings under bank credit facilities. This total purchase price will be allocated to the assets and liabilities of Forex based upon their estimated fair values.

         The purchase price of Forex has been allocated to inventories, timber and timberlands and fixed assets based on preliminary estimates of the fair values of those assets. The allocation of the purchase price may change as more information is obtained regarding the fair value of the assets and liabilities of Forex.

4.  PRO FORMA ADJUSTMENTS - INCOME STATEMENTS

          The following pro forma adjustments have been made to the unaudited pro forma condensed consolidated income statement:

          (a) Adjustment to reflect additional interest expense on the $521.1 million of debt assumed to be incurred in connection with the acquisition. The average interest rate is approximately 6.0% per annum.

          (b) Adjustment to reflect a reduction in interest expense due to the assumed conversion of the Forex convertible debentures at the beginning of each period presented.

          (c) Adjustment to reflect the amortization of estimated goodwill resulting from the acquisition over a period of 15 years, the amortization of the portion of the purchase price allocated to timber over a period of 25 years, and the depreciation of the portion of the purchase price allocated to fixed assets based on an average life of approximately 12 years. The amortization of goodwill is assumed to be non-deductible for income tax purposes.

          (d) Adjustment to reflect the income tax effect of the additional interest expense (as discussed in note 4(a) above) net of the reduction in interest expense (as discussed in note 4(b) above) at an assumed effective income tax rate of 38%.

          (e) Adjustment to reflect the allocation of the purchase price to value inventories at market value.